Exhibit 10.3

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

REFERENCE NUMBER:  2016  –  MARCH 4, 2020 –  [NAME]

As of March 4, 2020

SECTION 1.     GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS.

(a)             Performance-Based Restricted Stock Units.  On the terms and conditions set forth in this Performance-Based Restricted Stock Unit Agreement (the “Agreement”) and each Notice of Performance-Based Restricted Stock Unit Award referencing this Agreement, Magellan Health, Inc. (the “Company,” as further defined below) grants to the Grantee referred to on the signature page hereof the right to receive on the Settlement Date (as hereinafter defined) the number of shares of Ordinary Common Stock, $0.01 par value per share, of the Company (“Shares,” as further defined below) equal to the number of “Performance Stock Units” awarded to the Grantee as set forth in the Notice of Performance-Based Restricted Stock Unit Award, subject to adjustment thereto on account of any change that may be made in the Shares as provided by Section 4 below (the “Performance Unit Shares”).  Each such Notice of Performance-Based Restricted Stock Unit Award, together with this referenced Agreement, shall be a separate “Performance-Based Restricted Stock Unit” governed by the terms of this Agreement and any such separate Performance-Based Restricted Stock Unit may be referred to herein as the “Performance-Based Restricted Stock Unit,” and, as pertinent, any of multiple Notices of Performance-Based Restricted Stock Unit Award referencing this Agreement may be referred to herein as the “Performance-Based Restricted Stock Unit Award Notice.”

(b)             2016 Management Incentive Plan and Defined Terms.  The Performance-Based Restricted Stock Unit Award is granted under and subject to the terms of the 2016 Management Incentive Plan, as amended and supplemented from time to time (the “Plan”), which is incorporated herein by this reference.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan or the Performance-Based Restricted Stock Unit Award Notice.

(c)             Scope of this Agreement.  This Agreement shall apply both to the Performance-Based Restricted Stock Unit and to any Performance Unit Shares acquired upon the settlement of the Performance-Based Restricted Stock Units.  This Agreement references the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement previously executed by Grantee and the Company or a Related Employer (as defined in Section 12(a)(i)) and/or any similar agreement that legally binds Grantee not to compete with or not to solicit employees or customers of the Company or any Related Employer and related covenants  (any or all of the foregoing being the “Non-Compete Agreement”).

SECTION 2.    VESTING AND SETTLEMENT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS.

(a)             Vesting.  The Performance-Based Restricted Stock Unit shall vest in whole or in part on the date or dates provided by the Notice of Performance-Based Restricted Stock Unit Award, provided that Grantee remains in the Service of the Company or a Related Employer at such date; it being understood that the Notice of Performance-Based Restricted Stock Unit Award may provide that the Performance-Based Restricted Stock Unit shall vest upon termination of Grantee’s Service in such circumstances as are provided in the Notice of Performance-Based Restricted Stock Unit Award (subject to Section 2(e) below).

(b)             Settlement in Shares.  Subject to the following provisions of this Section 2, the Company shall settle the Performance-Based Restricted Stock Unit, to the extent it has vested, on the date on which the Performance-Based Restricted Stock Unit has vested (or, if such date is not a Business Day, the preceding Business Day) by the delivery to Grantee of the number of Performance Unit Shares equal to the number of Performance-Based Restricted Stock Units so vested.  The date on which a Performance-Based Restricted Stock Unit is Subject to subsection 2(e) below, in settlement of the Performance-Based Restricted Stock Unit, the Company shall cause to be issued on the Settlement Date or as soon as practicable thereafter (but not more than five business days) an appropriate certificate or certificates for the Performance Unit Shares, registered in the name of the Grantee (or, at the direction of the Grantee, in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship or as tenants in the entirety);  provided, however, that such Performance Unit Shares shall be subject to such restrictions on transfer or other restrictions as are provided by the Performance-Based Restricted Stock Unit Award Notice and the certificates so issued may bear a legend reflecting such restrictions and any restrictions applicable in accordance with subsections 2(g) and 3(c) below.

(c)             Alternative Settlement in Cash.  In lieu of settlement of the Performance-Based Restricted Stock Unit in Performance Unit Shares, the Committee may in its sole discretion elect to settle all or a portion of the Performance-Based Restricted Stock Unit by a cash payment equal to the Fair Market Value as of the Settlement Date of the Performance Unit Shares that would otherwise have been issued under this Agreement.  Such payment may be made by good check of the Company issued in accordance with its normal payroll practices or such other means as are acceptable to the Company

(d)             Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) the Company is required to withhold as a result of the grant of the Performance-Based Restricted Stock Unit and/or the issuance of Performance Unit Shares (or cash in lieu of Performance Unit Shares) in settlement of a Performance-Based Restricted Stock Unit and, as a condition to the grant of the Performance-Based Restricted Stock Unit or issuance of the Performance Unit Shares in settlement thereof, the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

(e)            Injurious Conduct.

(i)  In the event that the Grantee has engaged in Injurious Conduct (as defined in Section 2(e)(ii)(A) below) during Grantee’s Service or during the Restricted Period (as defined in Section 2(e)(ii)(B) below) following termination of Grantee’s Service, then the following forfeitures and related terms will apply to the Award and the Performance Unit Shares and related benefits (including Dividend Equivalents and/or dividends), as authorized by Plan Section 12 and other applicable provisions of the Plan:

(A)    No Performance Unit Shares shall be issued to Grantee in connection with the settlement of the Award after such determination (even if the Award is fully vested) nor shall any other benefit thereafter accrue to the Grantee under this Agreement (including by reason of the lapse of any restriction on transfer or other restriction then applicable to Performance Unit Shares that have been issued).

(B)    The unsettled Award shall be forfeited and shall terminate and any Performance Unit Shares subject to any such restrictions shall be forfeited.

(C)    As authorized by the Plan (including Sections 12(a) and (b)), any benefits realized by Grantee as a result of the Award, if the Award vested during the three-year period prior to the time such Injurious Conduct occurred (or, if longer than three years, the period equal to the Restricted Period), including benefits resulting from the lapse of any restrictions on Shares issued as a result thereof and Dividend Equivalents relating to the Award and dividends relating to the such Shares, shall be forfeited by Grantee and Grantee shall pay over to the Company any Shares received by Grantee in connection with the Award, if still owned by Grantee, or the cash value of such Shares (such value to be measured as of the date of the cash payment by Grantee hereunder), together with any cash amount received by Grantee as related Award benefits (without discount or interest; for clarity, taxes previously withheld will be deemed to have been received by Grantee).

(ii)   The forfeitures and related terms of Section 2(e)(i) are subject to the following:

(A)    For purposes of this Agreement, “Injurious Conduct” means an event as specified in Plan Section 12(a)(i) or a violation by Grantee of any material provision of Grantee’s Non-Compete Agreement with the Company or any Related Company or, if Grantee has no Non-Compete Agreement, an event as specified in Plan Section 12(a)(ii).

(B)    For purposes of this Agreement, the “Restricted Period” means the length of the period during which Grantee remains bound by non-competition and/or non-solicitation covenants following termination of Grantee’s Service under Grantee’s Non-Compete Agreement, except that, if Grantee is not bound by a Non-Compete Agreement, the Restricted Period will be one year.

(C)    The terms of this Section 2 are intended to modify and supersede certain terms of Plan Section 12, including modifying the definition of “Injurious Conduct” and modifying the post-termination periods in which forfeitures may occur and during which (under Plan Section 12(c)) the Committee shall determine whether Injurious Conduct has occurred and any resulting forfeitures, and therefore the terms of this Section 2 control to the extent the terms differ from Plan Section 12.  The forfeitures or related terms of this Section 2 may be waived or limited by the terms of any agreement executed by the Company with the approval of the Committee.

(D)    In the case of Section 2(e)(i)(A) and (B), such forfeitures and related terms will not apply to the Award if the settlement of the Award has been deferred at the election of the Grantee and if the Award was fully vested for a period of at least three years or, if longer, a period at least equal to the Restricted Period before the date such Injurious Conduct occurred; in such case, the Company is not excused from settling, completing delivery of or removing any legend restricting the transfer of the Award or Shares and any related Dividend Equivalent Rights or dividends.

(E)     Any forfeitures hereunder, based on the Committee’s determination that Grantee has engaged in Injurious Conduct during Grantee’s Service or during the Restricted Period, and the terms of this Section 2 shall not relieve Grantee of any other liability he or she may have to the Company or a Related Employer as a result of engaging in the Injurious Conduct, including any right of the Company or any Related Employer to injunctive or other equitable relief.

(f)              Transfer Restrictions On Performance Unit Shares.  Subject to subsection 2(d) above and subsections 2(g) and 3(c) below, unless otherwise provided by the Performance-Based Restricted Stock Unit Award Notice or another agreement between Grantee and the Company, upon the acquisition of Performance Unit Shares pursuant to the settlement of a Performance-Based Restricted Stock Unit Award, Grantee shall be free to dispose of the Performance Unit Shares so acquired in any manner and at any time.

(g)             Securities Law Restrictions On Issuance of Performance Unit Shares.  Unless a registration statement under the Securities Act permitting the sale and delivery of Performance Unit Shares upon settlement of the Performance-Based Restricted Stock Unit Award is in effect on the Settlement Date, the Company shall not be required to issue Performance Unit Shares upon such settlement, except as otherwise provided in this subsection.  The Company shall use its commercially reasonable efforts to register under the Securities Act sufficient Performance Unit Shares to permit delivery to Grantee of all Performance Unit Shares that may be acquired by Grantee upon the settlement of the Performance-Based Restricted Stock Unit Award; provided,  however, that the Company shall only be so required to register the Performance Unit Shares on Form S-8 under the Securities Act (or any successor form).  Notwithstanding the foregoing, the Company shall, if Grantee has given the Company at least 90 days’ notice requesting the Company to register in accordance with the foregoing provisions of this subsection the Performance Unit Shares that may then be acquired by Grantee upon settlement of the Performance-Based Restricted Stock

Unit Award and the Company has failed to do so, issue Performance Unit Shares to Grantee upon settlement of the Performance-Based Restricted Stock Unit Award without registration thereof under the Securities Act if (i) Grantee represents, effective on the date of such issuance, in writing in a form acceptable to the Company (A) that such Performance Unit Shares are being acquired for investment and not with a present view to distribution, (B) Grantee understands that the Performance Unit Shares have not been registered under the Securities Act and cannot be sold or otherwise Transferred unless a registration statement under the Securities Act is in effect with respect thereto or the Company has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required, (C) that Grantee has, alone or together with any qualified advisor, such knowledge and experience in financial and business matters as is necessary to evaluate the risks of an investment in the Performance Unit Shares, is acquiring the Performance Unit Shares based on an independent evaluation of the long-term prospects of an investment in the Performance Unit Shares and has been furnished with such financial and other information regarding the Company as the Grantee has requested for purposes of making such evaluation, and (D) Grantee is able to bear the economic risk of an investment in the Performance Unit Shares subject to such restrictions on Transfer and (ii) if the Company determines that under the circumstances issuing the Performance Unit Shares pursuant to such settlement of the Performance-Based Restricted Stock Unit Award is lawful; provided,  however, that the Company may require, as a condition of such issuance of Performance Unit Shares, that Grantee execute and deliver to it such other certificates, agreements and other instruments as in the judgment of the Company, upon advice of counsel, are necessary or appropriate to assure that the  Performance Unit Shares are issued to Grantee in accordance with the Securities Act and any other applicable securities law and may require that any certificates representing Performance Unit Shares so issued bear any restrictive legend appropriate for such purpose.  In addition, even if a registration statement under the Securities Act permitting the delivery of Performance Unit Shares upon settlement of the Performance-Based Restricted Stock Unit Award is in effect at the Settlement Date, the Company may suspend the issuance of Performance Unit Shares pursuant to the settlement of all Performance-Based Restricted Stock Unit Awards issued under the Plan for such period of time as in the judgment of the Company, upon advice of counsel, is necessary in order for the Company to come into compliance with all the reporting requirements applicable to the Company pursuant to Section 13(a) of the Exchange Act or to otherwise avoid in connection with the issuance of the  Performance Unit Shares under such registration statement a violation of Sections 10, 11 or 12 of the Securities Act.  If the Company suspends the issuance of Performance Unit Shares pursuant to the settlement of Performance-Based Restricted Stock Unit Awards issued under the Plan, the Company shall give prompt written notice thereof to the Grantee (but the failure of the Company to give such notice shall not prevent the Company from suspending the issuance of Performance Unit Shares as permitted hereby) and, at such time as such period of suspension ends, shall give prompt written notice thereof to Grantee.  Notwithstanding that the Company in accordance with this subsection may not be able to issue Performance Unit Shares in settlement of a Performance-Based Restricted Stock Unit, the Company shall not be required to settle a Performance-Based Restricted Stock Unit in cash, but may do so if it elects in its discretion to do so, as provided by subsection 2(c) above.

(h)             Special Distribution Rules to Comply with Code Section 409A.  In the event that any Performance-Based Restricted Stock Units constitute a “deferral of compensation” under

Section 409A of the Internal Revenue Code (the “Code”), the timing of settlement of such Performance-Based Restricted Stock Units  (hereinafter defined as “409A RSUs”)  will be subject to applicable limitations under Code Section 409A and Section 19(a) of the Plan, including the following restrictions on settlement:

(i)         The “six-month delay rule.” The six-month delay rule will apply to 409A RSUs if these four conditions are met:

a.  The Grantee has a “separation from service” (within the meaning of Treasury Regulation § 1.409A-1(h));

b. A distribution of Shares is triggered by the separation from service (but not due to death);

c. The Grantee is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof).  The Company will determine status of “key employees” annually, under administrative procedures applicable to all plans and arrangements subject to Code Section 409A; and

d. The Company’s stock is publicly traded on an established securities market or otherwise.

If it applies, the six-month delay rule will delay a distribution in settlement of 409A RSUs triggered by the Grantee’s separation from service where the distribution otherwise would be within six months after the separation.

(a)  Any delayed payment shall be made on the date six months after the Grantee’s separation from service.

(b)  During the six-month delay period, accelerated distribution will be permitted in the event of the Grantee’s death and for no other reason (including no acceleration upon a Change in Control), except for the limited exceptions permitted under the Code Section 409A regulations.

(c)  Any payment that is not triggered by a separation from service, or triggered by a separation from service but which would be made more than six months after separation (without applying this six-month delay rule), shall be unaffected by the six-month delay rule.  Each payment in a series of installments would be treated as a separate payment for this purpose. If the terms of a 409A RSU agreement impose this six-month delay rule in circumstances in which it is not required for compliance with Code Section 409A, those terms shall not be given effect.

(ii)       Change in Control Rule.

a.  If any distribution of 409A RSUs would be triggered by a Change in Control, such distribution will be made only if, in connection with the Change in Control, there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as defined in Treasury Regulation § 1.409A-3(i)(5) (a "409A Change in Control").

b.  In this case, distribution of the 409A RSUs shall occur not later than five business days after (i) the occurrence of a 409A Change in Control occurring at the time of or following the Change in Control or (ii) upon occurrence of the Change in Control occurring within 90 days after the 409A Change in Control, but only if the occurrence of the Change in Control is non-discretionary and objectively determinable at the time of the 409A Change in Control (in this case, the Grantee shall have no influence on when during such 90-day period the settlement shall occur).

c.  Upon a Change in Control during the six-month delay period, no accelerated distribution applies (even if the events involve a 409A Change in Control) to a distribution delayed by application of the six-month delay rule.

(iii)      Separation from Service.

a.  Any distribution in settlement of 409A RSUs that is triggered by a termination of employment will occur only at such time as the participant has had a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), regardless of whether any other event might be viewed as a termination of employment by the Company for any other purpose.

b.  In particular, if a Grantee switches to part-time employment or becomes a consultant in connection with a termination of employment, whether the event will be deemed a termination of employment for purposes of 409A RSUs will be determined in accordance with Treasury Regulation § 1.409A-1(h).

(iv)       Other Restrictions.

a.  The settlement of 409A RSUs may not be accelerated by the Company except to the extent permitted under Code Section 409A.

b.  Any restriction imposed on RSUs under these 409A Compliance Rules or imposed on RSUs under the terms of other documents solely to ensure compliance with Code Section 409A shall not be applied to RSUs that are not 409A RSUs except to the extent necessary to preserve the status of such RSUs as not 409A RSUs.  If any mandatory term required for 409A RSUs or non-409A RSUs to avoid tax penalties under Code

Section 409A is not otherwise explicitly provided under this document or other applicable documents, such term is hereby incorporated by reference and fully applicable as though set forth at length herein, and

(v)        Any other applicable provisions of Plan Section 19(a) will apply to such Performance-Based Restricted Stock Units.

SECTION 3.    TRANSFER OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD OR PERFORMANCE UNIT SHARES

(a)             Transfers Generally Prohibited.  Except as otherwise provided by the Performance-Based Restricted Stock Unit Award Notice or otherwise permitted by the Plan or in the case of a transfer permitted by subsection 3(b) below, the Performance-Based Restricted Stock Unit Award may be settled only during the Grantee’s lifetime and only by the issuance of Performance Unit Shares (or a cash payment in lieu thereof where permitted by the Performance-Based Restricted Stock Unit Award Notice) to Grantee.  Except as otherwise provided in subsection 3(b) below, the Performance-Based Restricted Stock Unit Award and the rights and privileges conferred by the Performance-Based Restricted Stock Unit Award shall not be sold or otherwise Transferred.

(b)             Certain Transfers Permitted.  Notwithstanding the foregoing provisions of this Section 3, the Performance-Based Restricted Stock Unit Award may be Transferred (i) in the event of the Grantee’s death, by will or the laws of descent and distribution or by a written beneficiary designation accepted by the Company, (ii) by operation of law in connection with a merger, consolidation, recapitalization, reclassification or exchange of Shares, reorganization or similar transaction involving the Company and affecting the Shares generally or (iii) with the approval of the Committee, to a member of Grantee’s family, or a trust primarily for the benefit of Grantee and/or one or more members of Grantee’s family, or to a corporation, partnership or other entity primarily for the benefit of Grantee and/or one or more such family members and/or trusts or (iv) with the approval of the Committee, in another estate or personal financial planning transaction; provided,  however, that in any such case the Performance-Based Restricted Stock Unit Award so Transferred and, upon issuance of Performance Unit Shares in settlement thereof, the Performance Unit Shares issued to the Transferee shall remain subject in the hands of the Transferee to the restrictions on Transfer provided hereby and all other terms hereof, including the terms of subsection 2(c) above.  The foregoing notwithstanding, if RSUs constitute deferrals of compensation for purposes of Code Section 409A, RSUs and any related right of Grantee shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Grantee or his or her beneficiary, except as permitted under Code Section 409A and regulations and guidance thereunder.

(c)             Fiduciary, Securities Law and Officer Restrictions.  As an employee, officer and/or director of the Company, Grantee may be subject to restrictions on his or her ability to sell or otherwise Transfer Performance Unit Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in securities of the Company from time to time adopted by the Company and applicable to Grantee in connection therewith.  Nothing contained herein shall relieve Grantee of any restriction on sale or other Transfer of Performance Unit Shares provided thereby and any other restrictions of sale or other Transfer of Performance Unit Shares provided herein (including in a  Performance-Based Restricted Stock Unit Award Notice or in the Plan) shall be in addition to and not in lieu of any other restrictions provided thereby.  Pursuant to the Company’s Equity Ownership Policy currently in effect and as may be amended from time to time, certain officers of the Company are currently, or may in the future be, subject to restrictions on sales or transfers of Performance Unit Shares and other equity rights issued by the Company. If Grantee is at any time subject to such Equity Ownership Policy, sale or transfer of Grantees’ Performance Unit Shares (other than any sale to pay any taxes due upon vesting and/or delivery of the Performance Unit Shares) shall be restricted as provided in such Equity Ownership Policy.

SECTION 4.     ADJUSTMENT OF SHARES.

(a)             Adjustment Generally.  If while the Performance-Based Restricted Stock Unit remains in effect there shall be any change in the outstanding Shares of the class which are to be issued upon settlement of the Performance-Based Restricted Stock Unit, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares for other securities or other like change in the outstanding Shares, or any spin-off, split-off, dividend in kind or other extraordinary dividend or other distribution in respect of such outstanding Shares or other extraordinary change in the capital structure of the Company, an adjustment shall be made to the terms of the Performance-Based Restricted Stock Unit so that the Performance-Based Restricted Stock Unit shall thereafter be ultimately settled, otherwise on the same terms and conditions as provided by the Performance-Based Restricted Stock Unit Award Notice, this Agreement and the Plan, for such securities, cash and/or other property as would have been received in respect of the Shares that would have been issued upon settlement of the Performance-Based Restricted Stock Unit had the Performance-Based Restricted Stock Unit been settled in full immediately prior to such change or distribution (whether or not the Performance-Based Restricted Stock Unit was then fully vested) or, if and to the extent the Committee determines that so adjusting the consideration to be received upon settlement of the Performance-Based Restricted Stock Unit, in whole or in part, is not practicable, the Committee shall equitably modify the consideration to be received in respect of the settlement of the Performance-Based Restricted Stock Unit or other pertinent terms and conditions of the Performance-Based Restricted Stock Unit as provided by subsection 4(b) below. Such an adjustment shall be made successively each time any such change in the outstanding Shares of the class which may be received upon settlement of the Performance-Based Restricted Stock Unit or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company shall occur.

(b)             Modification Of Performance-Based Restricted Stock Unit.  In the event any change in the outstanding Shares of the class which may be received upon settlement of the Performance-Based Restricted Stock Unit or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company described in subsection 4(a) above occurs, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Performance-Based Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Performance-Based Restricted Stock Unit because such event or circumstances interferes with the intended operation of the Plan (including the intended tax consequences of Awards) occurs, then the Committee shall adjust the number and kind of Performance Unit Shares and/or other securities and/or cash or other property that may be issued or delivered upon the settlement of the Performance-Based Restricted Stock Unit and/or adjust the other terms and conditions of the Performance-Based Restricted Stock Unit as the Committee in its discretion determines to be equitable in order to prevent dilution or enlargement of the Grantee’s rights in respect of the Performance-Based Restricted Stock Unit as such existed before such event. Appropriate adjustments shall likewise be made by the Committee in other terms and conditions of the Performance-Based Restricted Stock Unit to reflect equitably such changes in circumstances, including modifications of performance targets and changes in the length of performance periods relating to the vesting of the Performance-Based Restricted Stock Unit or any restrictions on Performance Unit Shares.  Notwithstanding the foregoing, no adjustment shall be made which is prohibited by Section 13 of the Plan.

(c)             Modifications To Comply With Section 409A. To the extent applicable, this Agreement (including any related Notice of Performance-Based Restricted Stock Unit Award) shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the date on which a Performance-Based Restricted Stock Unit was awarded.  Without limiting the authority of the Committee under subsection 4(b) above to make modifications to the Performance-Based Restricted Stock Unit by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Performance-Based Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Performance-Based Restricted Stock Unit because such event interferes with the operation of the Plan, and notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or an authorized officer of the Company determines that any amounts will be immediately taxable to the Participant under Section 409A of the Code and related Department of Treasury guidance (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the Performance-Based Restricted Stock Unit or any other provision of the Performance-Based Restricted Stock Unit Award Notice or this Agreement or the Plan, the Company may (a) adopt such amendments to the Performance-Based Restricted Stock Unit, including amendments to this Agreement (having prospective or retroactive effect), that the Committee or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of the Performance-Based Restricted Stock Unit and/or (b) take such other actions as the Committee or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which such Performance-Based Restricted Stock Unit was awarded, but only to the extent permitted under Code Section 409A and regulations and guidance thereunder.

SECTION 5.    MISCELLANEOUS PROVISIONS.

(a)             Rights as a Shareholder.  Neither the Grantee nor the Grantee’s personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Performance Unit Shares until the Grantee or his or her personal representative or permitted Transferee becomes entitled to receive such Performance Unit Shares pursuant to this Agreement, the Plan and the applicable Performance-Based Restricted Stock Unit Award Notice, and any such right shall also be subject to subsections 2(g) and 3(c) above.

(b)             Tenure.  Nothing in the Performance-Based Restricted Stock Unit Award Notice, this Agreement or in the Plan shall confer upon the Grantee any right to continue in the Company’s Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Employer) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)             Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the President, Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company.  A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Grantee at the address that he or she most recently provided to the Company.

(d)             Entire Agreement.  This Agreement, any related Performance-Based Restricted Stock Unit Award Notice, the Plan and the Employment Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)             Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)              Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s personal representatives, heirs, legatees and other permitted Transferees, assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)             Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 6.     DEFINITIONS.

(a)             “Code” shall mean the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time, and the regulations promulgated thereunder.

(b)             “Company” shall mean Magellan Health, Inc., a Delaware corporation, and any successor thereto.

(c)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(d)             “Securities Act” shall mean the Securities Act of 1933, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(e)            “Share” shall mean a share of Ordinary Common Stock, $0.01 par value per share, of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in Section 4 above (and in the event of any such successive exchange or change, any security resulting from any such successive exchange or change).

(f)              “Transfer” shall mean, with respect to any Performance-Based Restricted Stock Unit or any Unit Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Performance-Based Restricted Stock Unit or any Unit Share, or of any beneficial interest therein, now or hereafter owned by the Grantee, including by execution, attachments, levy or similar process.

In consideration of the foregoing and intending to be legally bound hereby, the Company and the Grantee named below have executed this Agreement as of the date first above written.

MAGELLAN HEALTH, INC.

Name: Kenneth J. Fasola
Title: Chief Executive Officer

GRANTEE:

Name:

Date:

Address for Notice: